Exhibit 10.13

Amendment to Employment Agreement by and between Robert H. Steers and
Cohen & Steers Capital Management, Inc.
Reference is made to that certain employment agreement entered into by and between Cohen & Steers Capital Management, Inc. (the “Company”) and Robert H. Steers (“Executive”), dated as of August 9, 2004 and amended on February 27, 2008 (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.
WHEREAS, the Agreement provides, subject to the terms and conditions set forth therein, for certain medical benefits inuring to the benefit of Executive, Executive’s spouse (“Spouse”) and Executive’s eligible dependents for the remainder of Executive’s lifetime, and
WHEREAS, the parties hereto mutually desire to provide for an additional medical benefit inuring to the benefit of Executive, commonly referred to as “surviving spouse” medical insurance coverage,
NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.Addition to Paragraph 7 of the Agreement. The Agreement shall be amended by adding the following new Paragraph 7(g):
“Notwithstanding anything to the contrary contained herein, if Executive has not been earlier terminated by the Company for Cause, in the event Executive predeceases his Spouse and both Executive and Spouse were participating in the Company’s medical plans at the time of his death, then Spouse will be entitled for the remainder of her life to receive continued coverage under the Company’s medical plans as may be in effect from time to time or, if such coverage becomes unavailable to Spouse upon Executive’s death or at any time thereafter, substantially similar coverage under an alternate medical plan, in each case subject to continued payment by Spouse of the premium amounts Executive would have paid during such period of coverage if he were an active employee insured under the Company’s medical plans.”
Except as specifically amended hereby, the Agreement is unmodified and remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of February 20, 2025.

COHEN & STEERS CAPITAL MANAGEMENT, INC.

By:	/s/ Francis C. Poli
Name: Francis C. Poli
Title: EVP, General Counsel and Secretary

/s/ Robert H. Steers
Robert H. Steers